Gibraltar Reports Second-Quarter Financial Results

•	Sales Rise 5% to $235 Million; Adjusted EPS of $0.19

•	Residential End Markets did not Rebound as Expected

•	Updates Full-Year Revenues of $853M to $860M; Adjusted EPS $0.50 to $0.55

Buffalo, New York, August 5, 2014 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for residential and industrial markets, today reported its financial results for the three- and six-month periods ended June 30, 2014. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Second-Quarter Consolidated Results
Gibraltar’s net sales for the second quarter of 2014 increased 5% to $235.0 million, compared with $224.5 million for the second quarter of 2013. Second-quarter 2014 adjusted net income was $6.1 million, or $0.19 per diluted share, compared with adjusted net income of $8.2 million, or $0.26 per diluted share, in the second quarter of 2013. The adjusted second-quarter 2014 results exclude special items with an after-tax net gain totaling $0.4 million, or $0.02 per diluted share, resulting primarily from acquisition-related gains and exit activity costs related to business restructuring. The adjusted net income for the second quarter of 2013 excluded after-tax special charges of $0.5 million, or $0.01 per diluted share, resulting primarily from exit activity costs related to business restructuring. Including these items in the respective periods, the Company’s second-quarter 2014 GAAP results were net income of $6.4 million, or $0.21 per diluted share, compared with net income of $7.7 million, or $0.25 per diluted share, in the second quarter of 2013.
Six-Month Consolidated Results
For the six months ended June 30, 2014, total net sales increased 1% to $426.0 million, from $421.3 million in the comparable 2013 period. Adjusted net income from continuing operations was $4.4 million, or $0.14 per diluted share, compared with $9.4 million, or $0.30 per diluted share, in the comparable period of 2013. The adjusted results for the first six months of 2014 exclude after-tax special charges totaling $0.1 million, resulting primarily from the net of acquisition-related gains and exit activity costs related to business restructuring. Adjusted net income for the first six months of 2013 excluded after-tax special charges of $5.3 million, or $0.17 per diluted share, resulting primarily from costs related to the Company’s successful re-financing of its senior subordinated notes. Including these items, GAAP net income for the first six months of 2014 was $4.3 million, or $0.14 per diluted share, compared with net income of $4.1 million, or $0.13 per diluted share, in the comparable period of 2013.
Management Comments
“After a long cold winter that drove lower-than-anticipated first-quarter results, end market demand in the second quarter did not rebound as expected,” said Chairman and Chief Executive Officer Brian Lipke. “Demand for roofing-related products remained unexpectedly weak throughout the second quarter and well below demand anticipated by many industry observers. This contributed to lower-than-anticipated revenue growth in our Residential Products segment as the improvement in customer orders experienced at the end of March and April did not carry into the remainder of the quarter.”
“The other parts of our business performed as expected during the quarter,” Lipke said. “As a result, Gibraltar’s consolidated revenue increased 5% from the second quarter last year, driven by strong contributions from our centralized postal storage solutions business and improved volumes in the industrial markets. On the bottom-line, our results reflected unfavorable product mix, increased commodity costs and reduced pricing. Moreover, our results for the second quarter last year benefited from a stronger product mix in our Industrial and Infrastructure Products segment.”

Second-Quarter Segment Results
Residential Products
Second-quarter 2014 net sales in Gibraltar’s Residential Products segment increased 6% to $117.4 million, compared with $110.4 million for the second quarter of 2013. Second-quarter 2014 adjusted operating margin decreased 330 basis points year over year to 9.3%. Sales growth in this segment reflected strong demand for postal storage products. The segment’s lower adjusted operating margin reflected higher raw materials costs, price reductions provided in certain product lines, and slower than expected contributions from key profit improvement initiatives.
Industrial and Infrastructure Products
Second-quarter 2014 net sales in Gibraltar’s Industrial & Infrastructure Products segment increased 3% to $117.9 million, compared with $114.6 million for the second quarter of 2013. Second-quarter 2014 adjusted operating margin improved over the first quarter but decreased 190 basis points year over year to 5.4%. Sales in the segment reflected improving volume in the industrial markets offset by lower shipment volumes to the transportation infrastructure market. Segment adjusted operating margin reflected lower infrastructure shipments, which resulted in a less profitable mix compared with the year-earlier quarter. Higher raw material costs also contributed to the reduced margins for the segment.
Outlook
“With the exception of continuing growth in demand for our postal products, we expect end market conditions for the second half of 2014 to remain similar to those in the first half 2014. As a result, we now expect that Gibraltar will deliver comparable revenues for the second half of 2014 to those reported in the first half of the year, and 6% higher than the prior year period,” said Gibraltar President Frank Heard. “For full-year 2014, we project total revenues in the range of $853 to $860 million, compared with $828 million in 2013.”
“On the bottom line, our recent margin improvement initiatives, including improving production efficiencies, should result in a notable increase in adjusted earnings for the second half of 2014 compared to the first half 2014, and be equivalent to those for the second half 2013. We anticipate reporting adjusted earnings per share in the range of $0.23 to $0.27 for the third quarter of 2014, compared with $0.31 for the same period last year, and $0.50 to $0.55 for full year 2014, compared with $0.69 in 2013. We expect GAAP earnings per share of $0.45 to $0.50 for full-year 2014, compared with a loss of $0.18 in 2013,” Heard concluded.
Second-Quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2014. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and low-rise commercial building markets, as well as industrial and transportation infrastructure markets. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related items, and note re-financing costs. These adjustments are shown in the non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three- and nine-month periods ending September 30, 2014, on Tuesday, October 28, 2014, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Sales	$234,960	$224,519	$425,992	$421,320
Cost of sales	194,837	179,813	356,005	340,437
Gross profit	40,123	44,706	69,987	80,883
Selling, general, and administrative expense	25,393	28,423	54,924	59,404
Income from operations	14,730	16,283	15,063	21,479
Interest expense	3,691	3,690	7,331	14,850
Other expense (income)	519	(9)	549	(75)
Income before taxes	10,520	12,602	7,183	6,704
Provision for income taxes	4,089	4,870	2,838	2,615
Income from continuing operations	6,431	7,732	4,345	4,089
Discontinued operations:
Loss before taxes	—	—	—	(7)
Benefit of income taxes	—	—	—	(3)
Loss from discontinued operations	—	—	—	(4)
Net income	$6,431	$7,732	$4,345	$4,085
Net earnings per share – Basic:
Income from continuing operations	$0.21	$0.25	$0.14	$0.13
Income from discontinued operations	—	—	—	—
Net income	$0.21	$0.25	$0.14	$0.13
Weighted average shares outstanding – Basic	31,066	30,925	31,028	30,901
Net earnings per share – Diluted:
Income from continuing operations	$0.21	$0.25	$0.14	$0.13
Income from discontinued operations	—	—	—	—
Net income	$0.21	$0.25	$0.14	$0.13
Weighted average shares outstanding – Diluted	31,271	31,099	31,235	31,079

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$87,757	$97,039
Accounts receivable, net of reserve of $4,672 and $4,774 in 2014 and 2013	129,765	90,082
Inventories	126,577	121,152
Other current assets	18,148	14,127
Total current assets	362,247	322,400
Property, plant, and equipment, net	128,774	131,752
Goodwill	341,196	341,174
Acquired intangibles	88,974	91,777
Other assets	7,436	7,059
	$928,627	$894,162
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$99,264	$69,625
Accrued expenses	50,848	49,879
Current maturities of long-term debt	400	409
Total current liabilities	150,512	119,913
Long-term debt	213,200	213,598
Deferred income taxes	55,178	55,124
Other non-current liabilities	32,227	33,778
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 31,290 and 31,131 shares issued in 2014 and 2013	313	311
Additional paid-in capital	245,488	243,389
Retained earnings	240,794	236,449
Accumulated other comprehensive loss	(3,862)	(3,585)
Cost of 417 and 395 common shares held in treasury in 2014 and 2013	(5,223)	(4,815)
Total shareholders’ equity	477,510	471,749
	$928,627	$894,162

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash Flows from Operating Activities
Net income	$4,345	$4,085
Loss from discontinued operations	—	(4)
Income from continuing operations	4,345	4,089
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	13,104	13,716
Stock compensation expense	1,616	1,623
Other non-cash adjustments	13	1,653
Non-cash charges to interest expense	522	496
Loss on early note redemption	—	7,166
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(41,927)	(34,296)
Inventories	(5,723)	(3,628)
Other current assets and other assets	(3,965)	(3,206)
Accounts payable	29,698	13,487
Accrued expenses and other non-current liabilities	(1,468)	4,169
Net cash (used in) provided by operating activities of continuing operations	(3,785)	5,269
Net cash used in operating activities of discontinued operations	—	(7)
Net cash (used in) provided by operating activities	(3,785)	5,262
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(11,498)	(4,741)
Net proceeds from sale of property and equipment	5,950	247
Cash paid for acquisitions, net of cash acquired	—	(146)
Other investing activities	121	—
Net cash used in investing activities	(5,427)	(4,640)
Cash Flows from Financing Activities
Proceeds from long-term debt	—	210,000
Long-term debt payments	(407)	(205,080)
Payment of deferred financing costs	—	(3,755)
Payment of note redemption fees	—	(3,702)
Purchase of treasury stock at market prices	(408)	(636)
Net proceeds from issuance of common stock	404	336
Excess tax benefit from stock compensation	81	62
Net cash used in financing activities	(330)	(2,775)
Effect of exchange rate changes on cash	260	(1,238)
Net decrease in cash and cash equivalents	(9,282)	(3,391)
Cash and cash equivalents at beginning of year	97,039	48,028
Cash and cash equivalents at end of period	$87,757	$44,637

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$117,400	$—	$—	$117,400
Industrial & Infrastructure Products	117,938	—	—	117,938
Less Inter-Segment Sales	(378)	—	—	(378)
	117,560	—	—	117,560
Consolidated sales	234,960	—	—	234,960

Income from operations
Residential Products	11,089	—	(182)	10,907
Industrial & Infrastructure Products	5,976	—	357	6,333
Segment Income	17,065	—	175	17,240
Unallocated corporate expense	(2,335)	(742)	—	(3,077)
Consolidated income from operations	14,730	(742)	175	14,163

Interest expense	3,691	—	—	3,691
Other expense	519	—	—	519
Income (loss) before income taxes	10,520	(742)	175	9,953
Provision for (benefit of) income taxes	4,089	(272)	64	3,881
Income (loss) from continuing operations	$6,431	$(470)	$111	$6,072
Income (loss) from continuing operations per share – diluted	$0.21	$(0.02)	$—	$0.19

Operating margin
Residential Products	9.4%	—	(0.2)%	9.3%
Industrial & Infrastructure Products	5.1%	—	0.3%	5.4%
Segments Margin	7.3%	—	0.1%	7.3%
Consolidated	6.3%	(0.3)%	0.1%	6.0%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2013
	As Reported In GAAP Statements	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$110,448	$—	$110,448
Industrial & Infrastructure Products	114,577	—	114,577
Less Inter-Segment Sales	(506)	—	(506)
	114,071	—	114,071
Consolidated sales	224,519	—	224,519

Income from operations
Residential Products	13,219	679	13,898
Industrial & Infrastructure Products	8,273	72	8,345
Segment Income	21,492	751	22,243
Unallocated corporate expense	(5,209)	8	(5,201)
Consolidated income from operations	16,283	759	17,042

Interest expense	3,690	—	3,690
Other income	(9)	—	(9)
Income before income taxes	12,602	759	13,361
Provision for income taxes	4,870	279	5,149
Income from continuing operations	$7,732	$480	$8,212
Income from continuing operations per share – diluted	$0.25	$0.01	$0.26

Operating margin
Residential Products	12.0%	0.6%	12.6%
Industrial & Infrastructure Products	7.2%	0.1%	7.3%
Segment Margin	9.6%	0.3%	9.9%
Consolidated	7.3%	0.3%	7.6%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$204,383	$—	$—	$204,383
Industrial & Infrastructure Products	222,284	—	—	222,284
Less Inter-Segment Sales	(675)	—	—	(675)
	221,609	—	—	221,609
Consolidated sales	425,992	—	—	425,992

Income from operations
Residential Products	13,182	206	145	13,533
Industrial & Infrastructure Products	9,084	—	459	9,543
Segment Income	22,266	206	604	23,076
Unallocated corporate expense	(7,203)	(740)	—	(7,943)
Consolidated income from operations	15,063	(534)	604	15,133

Interest expense	7,331	—	—	7,331
Other expense	549	—	—	549
Income (loss) before income taxes	7,183	(534)	604	7,253
Provision for (benefit of) income taxes	2,838	(194)	225	2,869
Income (loss) from continuing operations	$4,345	$(340)	$379	$4,384
Income (loss) from continuing operations per share – diluted	$0.14	$(0.01)	$0.01	$0.14

Operating margin
Residential Products	6.4%	0.1%	0.1%	6.6%
Industrial & Infrastructure Products	4.1%	—	0.2%	4.3%
Segments Margin	5.2%	—	0.1%	5.4%
Consolidated	3.5%	(0.1)%	0.1%	3.6%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2013
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Note Refinancing	Adjusted Statement of Operations
Net Sales
Residential Products	$200,112	$—	$—	$—	$200,112
Industrial & Infrastructure Products	222,044	—	—	—	222,044
Less Inter-Segment Sales	(836)	—	—	—	(836)
	221,208	—	—	—	221,208
Consolidated sales	421,320	—	—	—	421,320

Income from operations
Residential Products	19,857	—	710	—	20,567
Industrial & Infrastructure Products	14,600	203	75	—	14,878
Segment Income	34,457	203	785	—	35,445
Unallocated corporate expense	(12,978)	120	127	—	(12,731)
Consolidated income from operations	21,479	323	912	—	22,714

Interest expense	14,850	—	—	(7,166)	7,684
Other income	(75)	—	—	—	(75)
Income before income taxes	6,704	323	912	7,166	15,105
Provision for income taxes	2,615	118	335	2,616	5,684
Income from continuing operations	$4,089	$205	$577	$4,550	$9,421
Income from continuing operations per share – diluted	$0.13	$—	$0.02	$0.15	$0.30

Operating margin
Residential Products	9.9%	—	0.4%	—	10.3%
Industrial & Infrastructure Products	6.6%	0.1%	—	—	6.7%
Segment Margin	8.2%	—	0.2%	—	8.4%
Consolidated	5.1%	0.1%	0.2%	—	5.4%